Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 033-17704 on Form N-1A of our reports each dated February 16, 2007 relating to the financial statements and financial highlights of Variable Insurance Products Fund IV, including VIP Freedom Income Portfolio, VIP Freedom 2005 Portfolio, VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio, VIP Freedom 2030 Portfolio, VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio, and VIP Freedom Lifetime Income III Portfolio (each currently a fund of Variable Insurance Products Fund V), appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund IV, for the year ended December 31, 2006 and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP
Boston, Massachusetts
June 26, 2007